UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): February 27, 2006
SUN NEW MEDIA INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	000-26347 (Commission File No.)	410985135 (I.R.S. Employer Identification No.)
P.O. Box 297
1142 South Diamond Bar Boulevard
Diamond Bar, California 91765
(Address of principal executive offices)
Registrant’s telephone number, including area code:
1-888-865-0901 ext. 322
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
Sale and Purchase Agreement to Acquire Telefaith Holdings Ltd (BVI)
     On March 2, 2006, pursuant to a Sale and Purchase Agreement (the “Purchase Agreement”) dated December 6, 2005 by and among Sun New Media, Inc. (“the “Company”), Yan Hui, Lin Min, and Luan Kezhou (collectively, the “Sellers”), the Company acquired 100% of the issued and outstanding shares of Telefaith Holdings Ltd. in exchange for 853,333 shares of the Company’s common stock.
     Through the acquisition, the Company gains ownership of Telefaith’s key subsidiary, Shengji Mobile Media Communications (“Shengji”), a fully dedicated mobile communications information provider.
Item 3.02 Unregistered Sales of Equity Securities.
     In connection with the transaction described in Item 2.01 of this Current Report on Form 8-K, within 30 days of March 2, 2006, the Company shall issue to the Sellers an aggregate of 853,333 shares of its common stock in exchange for all of the issued and outstanding shares of Telefaith.
All of the foregoing issuances were made by the Company pursuant to the exemption from registration provided under Regulation S of the Securities Act of 1933, as amended.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Appointment of Co-Chief Executive Officer
     On March 2, 2006, the Company announced the appointment of Mr. Ricky Ang Gee Hing as its co-Chief Executive Officer (“co-CEO”). Mr. Ricky Ang will replace Dr. Ding Yucheng, the Company’s outgoing Co-Chief Executive Officer, effective March 1, 2006. Dr. Ding Yucheng, outgoing co-CEO and Director, has resigned from both positions to accept an appointment as the Vice Chairman of the Sun Culture Foundation, effective immediately. A copy of the press release announcing Mr. Ang’s appointment and Dr. Ding’s resignation is attached hereto as Exhibit 99.1.
     Mr. Ricky Ang, the Company’s newly appointed co-CEO, is currently the Executive Vice Chairman & Managing Director of Sun Business Network Limited (“SBN”), a company he founded in late 1994, and listed on the Singapore Stock Exchange in mid-1998. The Company is in the process of a acquiring a minority stake in SBN as well as the digital distribution rights to a number of its key titles among other assets. Mr. Ang brings close to 30 years of experience in Asian media and publishing to the Company. Before founding SBN, Mr. Ang was Chief Executive Officer of HB Media Holdings, a media company he helped established in early 1993. Before that, he was Senior Vice President at Times Publishing Limited. A graduate of London’s College of Printing, Mr. Ang has been in the printing and publishing industry for more than three decades, and was for several years Chairman of the TDB-sponsored, Printing and Publishing Advisory Council.
Appointment of President and Chief Operating Officer
     On March 2, 2006, the Company announced the appointment of Dr. Cheng Hong as President and Chief Operating Officer. A copy of the press release announcing Dr. Cheng’s appointment is attached hereto as Exhibit 99.1.
     Dr. Cheng Hong is currently the Chief Executive Officer of Compass Multimedia, Ltd. a leading e-publishing and multimedia distribution company that is partially owned by the Company. Dr. Cheng brings nearly 20 years of experience in e-commerce and information management to the Company. Before joining Compass, Dr. Cheng was the Chief Executive Officer of stockstar.com, the largest vertical financial portal in China, and Stateline,

Ltd., one of China’s leading providers of business to business Customer Relationship Management software services. Dr. Cheng has a PhD in Information Management Sciences from Wuhan University.
Appointment of Co-Chief Financial Officers
     On March 2, 2006, the Company announced the appointments of Mr. Frank Zhao and Ms. Hwee Ling Ng as co-Chief Financial Officers effective February 27, 2006 and March 1, 2006 respectively. Mr. Frank Zhao is also appointed as the Company’s Corporate Secretary. A copy of the press release announcing the appointments of Mr. Zhao and Ms. Ng is attached hereto as Exhibit 99.1.
     Mr. Frank Zhao has more than 15 years corporate finance management and business development experience in the US, Hong Kong and China. Previously, Mr. Zhao served as Vice President of Finance and other senior finance positions with several NASDAQ listed companies in the US and China, responsible for all aspects of the company’s accounting and finance, including SEC compliance, corporate governance, mergers and acquisitions, and business strategy. Prior to that, Mr. Zhao worked with PricewaterhouseCoopers as a senior auditor. Mr Zhao holds a master of accounting and finance degree from the University of Hartford and Bachelor of economics degree from Beijing University, and is a US certified public accountant.
     Ms Hwee Ling Ng was appointed as the Acting CFO and Company Secretary of SNMI on January 4, 2006 and has held that position since that date.
ITEM 9.01 Financial Statements and Exhibits
    (a) Financial Statements of Business Acquired
          The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.
    (b) Pro Forma Financial Statements
          The financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar day after the date this report on Form 8-K must be filed.
    (d) Exhibits

Exhibit No.	Description

2.1	Sale and Purchase Agreement dated December 6, 2005 (incorporated herein by reference from the registrant’s current report on Form 8-K filed on December 8, 2005)

99.1	Press Release dated March 1, 2006 announcing appointment of new officers

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 3, 2006

SUN NEW MEDIA INC.
By:	/s/ Hwee Ling Ng
Hwee Ling Ng, Co-Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Sale and Purchase Agreement dated December 6, 2005 (incorporated herein by reference from the registrant’s current report on Form 8-K filed on December 8, 2005)

99.1	Press Release dated March 1, 2006 announcing appointment of new officers